Exhibit 32.1
CERTIFICATIONS OF PERIODIC REPORT
I, Raymond M. Trewhella, Principal Executive Officer of Glassmaster Company (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:
•	the Annual Report on Form 10-KSB/A of the Company for the annual period ended August 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 13, 2006
/s/ Raymond M. Trewhella

Raymond M. Trewhella Principal Executive Officer
I, Nathan G. Leaphart III, CPA, Principal Accounting Officer and Principal Financial Officer of Glassmaster Company (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:
•	the Annual Report on Form 10-KSB/A of the Company for the annual period ended August 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 13, 2006

/s/ Nathan G. Leaphart III, CPA

Nathan G. Leaphart III, CPA Principal Accounting Officer and Principal Financial Officer